Exhibit 10.4

FIRST AMENDMENT TO

NUMBER HOLDINGS, INC.

2012 STOCK INCENTIVE PLAN

WHEREAS, Number Holdings, Inc. (the “Company”) maintains the Number Holdings, Inc. 2012 Stock Incentive Plan (as amended, the “Plan”);

WHEREAS, pursuant to Article XI of the Plan, the Board of Directors of the Company (the “Board”), may at any time amend the Plan to increase the aggregate number of shares of common stock of the Company that may be issued under the Plan, provided such increase is approved by the shareholders of the Company; and

WHEREAS, the Board desires to amend the Plan as set forth herein to increase the number of shares of common stock of the Company that may be issued under the Plan.

NOW, THEREFORE, pursuant to Article XI of the Plan, effective as of September 27, 2013, the first sentence of Section 4.1 of the Plan is hereby replaced in its entirety with the following sentences:

“The aggregate number of shares of Common Stock that may be issued or used for reference purposes under the Plan or with respect to which Awards may be granted under the Plan, including with respect to Incentive Stock Options, shall not exceed 85,000 shares of Class A Common Stock and 85,000 shares of Class B Common Stock (subject, in each case, to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both.”

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IN WITNESS WHEREOF, the Board and a majority of the stockholders of the Company have approved the amendment to the Plan as set forth herein, the Board has authorized the undersigned officer of the Company to execute this amendment, and the undersigned has caused this amendment to be as of the date first written above.

NUMBER HOLDINGS, INC.

By:	/s/ Frank Schools
	Name:	Frank Schools
	Title:	Chief Financial Officer

[Signature Page to First Amendment to Number Holdings 2012 Stock Incentive Plan]